UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2015

NOVELIS INC.
(Exact name of Registrant as specified in its charter)
Canada 001-32312 98-0442987
(State or other jurisdiction (Commission File Number) (I.R.S. Employer of incorporation) Identification No.)
3560 Lenox Road, Suite 2000, Atlanta, GA 30326 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (404) 760-4000

__________________________________________________Not Applicable_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2015, Novelis Inc. entered into a Separation and Release Agreement (the “Separation Agreement”) with Philip Martens, the Company’s former President and Chief Executive Officer, who departed the Company effective April 20, 2015.

Under the terms of Mr. Martens' Separation Agreement, Mr. Martens is entitled to receive the following:

•	Lump sum payment of $4,830,000;

•	Lump sum payment of $1,678,950 representing his annual incentive plan award for the 2015 fiscal year;

•	Lump sum payment of $1,916,990 representing payment for 773,394 restricted stock units he is entitled to receive under the Company’s long-term incentive plans;

•	Accelerated vesting of 1,462,982 stock appreciation rights granted under the Company’s long-term incentive plans, having an estimated value of $870,360;

•	Lump sum medical continuation payment of $31,313;

•	Credit of $204,250 to his account in the Company’s defined contribution supplemental executive retirement plan; and

•	Continued coverage under the Company’s group life insurance plan through April 19, 2016, at his level of coverage in effect on April 20, 2015.

All payments are subject to applicable taxes and other withholdings. Mr. Martens is not entitled to receive any 401(k) or other retirement plan contribution or other benefits based on the payments described above. The Separation Agreement contains confidentiality, non-competition and non-solicitation provisions of 24 months in duration and a customary release of claims.

The Company intends to file the Separation Agreement as an exhibit to its Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: April 29, 2015	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
General Counsel, Corporate Secretary and Compliance Officer